UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 25, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Accountant

As previously disclosed, on January 27 2009, Nuvelo, Inc. (“Nuvelo”) completed its business combination with ARCA biopharma, Inc. (“ABI”) in accordance with the terms of that Agreement and Plan of Merger and Reorganization, dated September 24, 2008, by and among Nuvelo, Dawn Acquisition Sub, Inc., a wholly-owned subsidiary of Nuvelo (“Merger Sub”), and ABI, which the parties amended on October 28, 2008 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into ABI, with ABI continuing after the merger as the surviving corporation and a wholly owned subsidiary of Nuvelo. Immediately following the merger, ABI changed its name to ARCA biopharma Colorado, Inc. and Nuvelo changed its name to ARCA biopharma, Inc. (the “ARCA” or the “Company”).

Unless the context otherwise requires, all references herein to the “Company” refer to the ARCA and its wholly owned subsidiaries following the completion of the merger and the name change, all references to “Nuvelo” refer to Nuvelo prior to the completion of the merger and the name change, and all references to “ABI” refer to ABI prior to the completion of the merger and its name change.

On March 25, 2009, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm.

The audit report of EY on the financial statements of Nuvelo as of and for each of the two fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During Nuvelo’s fiscal years ended December 31, 2008 and 2007, and in the Company’s subsequent interim period from January 1, 2009 through March 25, 2009, the date of the dismissal of EY, with regard to the financial statements referred to above, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of this report and requested that EY provide a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of this letter from EY, dated March 30, 2009, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Accountant

On March 25, 2009, the Audit Committee of the Board of Directors of the Company engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm as of that date. KPMG was the independent registered public accounting firm that audited the financial statements of ABI for its fiscal years through December 31, 2008 prior to the merger described above.

For accounting purposes, ABI is deemed to have acquired Nuvelo pursuant to the transactions contemplated by the Merger, and the historical financial statements of ABI are considered to be the historical financial statements of the Company after the merger, pursuant to the rules and regulations of the Securities and Exchange Commission.

With regard to the financial statements of Nuvelo, during Nuvelo’s fiscal years ended December 31, 2008 and 2007, and in the Company’s subsequent interim period from January 1, 2009 through March 25, 2009, the date of KPMG’s engagement, neither Nuvelo nor the Company nor anyone acting on its behalf consulted KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on Nuvelo’s or the Company’s financial statements, or (iii) any other matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated March 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Kathryn E. Falberg
Name: Kathryn E. Falberg
Title: Chief Financial Officer and Chief Operating Officer

Dated: March 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated March 30, 2009.